September 1, 2004


Steven R. Green
Senior Managing Director
Windstone Capitol Partners
6232 North 32nd Street
Phoenix, Arizona 85018

Re:  Termination of Investment Banking Agreement

Dear Steven:

Per our recent discussions, Windstone Capital Partners, Inc. ("Windstone") and Entech Environmental Technologies, Inc. ("Entech", defined to include its personnel, affiliates and subsidiaries) hereby agree to terminate that Investment Banking Agreement (the "Agreement") dated October 24, 2003 that had been entered into by Entech's subsidiary company, Christie-Peterson Development Corporation, and Windstone, upon the following terms:

1. All provisions of and obligations to the parties specified by the Agreement are superseded as of the date of this termination agreement (the "Termination"), except as specified herein or in chat Registration Rights Agreement dated as of January 23, 2004).
2. Entech will pay to Windstone, Wood Capital Associates ("Wood") and Torrey Hills Capital ("Torrey") an aggregate of 350,000 shares of Entech Common Stock (the "Settlement Stores"). This payment will constitute complete settlement for and result in discharge of all previous and potential future obligations of the Company to Windstone, Wood, and Torrey arising from the Agreement, except as specified below.
3. Entech will grant to Windstone unlimited piggyback registration rights for the Settlement Shares.
4. Terms as described herein will include all compensation under the Agreement that may be due Wood and Torrey under existing agreements between Windstone and Wood or Torrey. It is further agreed and acknowledged that Wood and Torrey are entitled to the following proportions of the total Settlement
     Shares:
     a.   45%  of  the  Settlement  Shares will be issued to (or as directed by)
          Wood
     b.   10%  of  the  Settlement  Shares will be issued to (or as directed by)
          Torrey.
5. The provisions of Section E ("Indemnity") of the Agreement do and will remain in effect and binding upon the parties.
6. Should the Company fail to meet the stipulations of this agreement, the original Agreement and all rights and obligations of the parties under it will be deemed not to have been terminated and be still and continuously in force.
7. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument


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Agreed and accepted by Entech:                 Agreed and accepted by Windstone:


                                               /s/  Steven R. Green
------------------------------                 ---------------------------------
William F. Greene                              Steven R. Green
Vice President                                 Senior Managing Director
Entech Environmental Technologies, Inc         Windstone Capital Partners, Inc.


------------------------------                 ---------------------------------
J. Kevin Wood                                  Clayton Chase
Wood Capital Associates                        Torrey Hills Capital


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